UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2009

TREMONT FAIR, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	333-107179 & 000-51210	980380519
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

10497 Town & country Way, Suite 214 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 785-4411

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Appointment of Certain Officers

       On October 8, 2009 the Registrant’s Board of Directors appointed Todd M. Graff as its Chief Financial Officer effective October 12, 2009.  A summary of Mr. Graffs’ business experience is as follows:

       Todd M. Graff, age 40.  Since March 2004 until September 2009 Mr. Graff was Treasury Manager at Halliburton where he was a key member of the cash management and corporate finance team.  Prior to this he worked in the mergers & acquisitions, corporate reporting, and strategic planning and forecasting divisions at Halliburton from January 2000 to February 2004.  Mr. Graff also worked in the securities industry, notably as a financial advisor to high net worth clients at Fidelity Investments from 1994 to 1999.  Mr. Graff was a financial advisor at Prudential Securities, from 1993 to 1994 and a securities broker at Bear Stearns from 1992 to 1993.  Mr. Graff holds an MBA from Southern Methodist University in Dallas, and a B.A. in Economics from the University of Texas at Austin.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Tremont Fair, Inc.

    By:  /s/ Cyrus Boga
Date:  October 8, 2009                                                                                      _____________________________________________
    Cyrus Boga
    Chief Executive Officer